SECTION 16

POWER OF ATTORNEY

Keisha L. Audain-Pressley

The undersigned hereby constitutes and appoints the individuals named on Schedule A attached hereto and as may be amended from time to time, or any of them signing singly, with full power of substitution and resubstitution, the undersigned's true and lawful attorney in fact to:

1.	as may be required, prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the United States Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by
Section 16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the SEC;

2.	execute for and on behalf of the undersigned, in the undersigned's capacity as a Section 16 reporting person of the applicable registered investment companies (and any successor companies) listed on Schedule A attached hereto, as amended from time to time, and any other registered investment company affiliated with or established by Pacific Investment Management Company LLC
("PIMCO"), for which the undersigned becomes a Section 16 reporting person
(each, a "Fund"), Forms 3, 4, and 5 in accordance with Section 16 of the
Securities Exchange Act of 1934, as amended, and the rules thereunder;

3.	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

4.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is any Fund assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by any Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of January, 2018.

/s/ Keisha L. Audain-Pressley
Keisha L. Audain-Pressley

SCHEDULE A
FUND NAME AND SYMBOL
1.	PCM FUND, INC.							PCM
2.	PIMCO CALIFORNIA MUNICIPAL INCOME FUND 		PCQ
3.	PIMCO CALIFORNIA MUNICIPAL INCOME FUND II		PCK
4.	PIMCO CALIFORNIA MUNICIPAL INCOME FUND III		PZC
5.	PIMCO CORPORATE & INCOME STRATEGY FUND		PCN
6.	PIMCO CORPORATE & INCOME OPPORTUNITY FUND	PTY
7.	PIMCO DYNAMIC INCOME FUND					PDI
8.	PIMCO DYNAMIC CREDIT & MORTGAGE INCOME FUND	PCI
9.	PIMCO INCOME STRATEGY FUND				PFL
10.	PIMCO INCOME STRATEGY FUND II				PFN
11.	PIMCO GLOBAL STOCKSPLUS & INCOME FUND		PGP
12.	PIMCO HIGH INCOME FUND 					PHK
13.	PIMCO INCOME OPPORTUNITY FUND				PKO
14.	PIMCO MUNICIPAL INCOME FUND				PMF
15.	PIMCO MUNICIPAL INCOME FUND II				PML
16.	PIMCO MUNICIPAL INCOME FUND III				PMX
17.	PIMCO NEW YORK MUNICIPAL INCOME FUND		PNF
18.	PIMCO NEW YORK MUNICIPAL INCOME FUND II		PNI
19.	PIMCO NEW YORK MUNICIPAL INCOME FUND III		PYN
20.	PIMCO STRATEGIC INCOME FUND, INC. 			RCS
21.	PIMCO FLEXIBLE CREDIT INCOME FUND 			PFLEX


INDIVIDUALS APPOINTED AS ATTORNEY-IN-FACT,
WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION
1.	Keisha L. Audain-Pressley, Chief Compliance Officer of the Funds, Senior Vice
President and Deputy Chief Compliance Officer of PIMCO
2.	Jennifer Durham, Managing Director and Chief Compliance Officer of PIMCO
3.	Joshua D. Ratner, Vice President, Secretary and Chief Legal Officer of the
Funds, Executive Vice President and Deputy General Counsel of PIMCO
4.	Joel Reynolds, Senior Vice President, Senior Compliance Officer of PIMCO
5.	Ryan Leshaw, Assistant Secretary of the Funds, Senior Vice President, Senior
Counsel of PIMCO
6.	Wu-Kwan Kit, Assistant Secretary of the Funds, Vice President, Counsel of
PIMCO